UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2016

LIGHTBRIDGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11710 Plaza America Drive, Suite 2000
Reston, VA 20190
(Address of principal executive offices, including zip code)

(571) 730-1200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 14, 2016, Lightbridge Corporation (the “Company”) filed a Certificate of Change with the Secretary of State of Nevada. Pursuant to the Certificate of Change, the Company effected a one-for-five reverse stock split of its outstanding common stock, and the number of authorized shares of common stock was correspondingly reduced from 500,000,000 to 100,000,000. The Company also reduced the number of authorized shares of its preferred stock from 50,000,000 to 10,000,000. The reverse stock split became effective at 12:01 a.m. Eastern Time on July 20, 2016. Any fractional shares resulting from the reverse stock split were rounded up to the nearest whole share of common stock. The foregoing actions were duly approved by the Company’s Board of Directors, without stockholder approval, pursuant to the Nevada Revised Statutes.

A copy of the Certificate of Change is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Change filed with the Nevada Secretary of State on July 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2016

LIGHTBRIDGE CORPORATION

By:	/s/ Seth Grae
Name:	Seth Grae
Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Change filed with the Nevada Secretary of State on July 14, 2016.